UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

☐     Preliminary Proxy Statement

☐     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐     Definitive Proxy Statement

☒     Definitive Additional Materials

☐     Soliciting Material under §240.14a-12

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒     No fee required

☐     Fee paid previously with preliminary materials

☐     Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SUPPLEMENT NO. 1, DATED OCTOBER 30, 2023
(to the Joint Proxy Statement/Prospectus dated October 11, 2023)

SUPPLEMENT TO

PROXY STATEMENT FOR SPECIAL MEETING OF AMERICAN EQUITY INVESTMENT LIFE
HOLDING COMPANY AND PROSPECTUS FOR CLASS A LIMITED VOTING SHARES OF
BROOKFIELD ASSET MANAGEMENT LTD.

This joint proxy statement/prospectus supplement (this “Supplement”) supplements the joint proxy statement/prospectus, dated October 11, 2023 (the “Joint Proxy Statement/Prospectus”) that was mailed by American Equity Investment Life Holding Company, an Iowa corporation (the “Company”) to its shareholders on or about October 12, 2023 in connection with the proposed merger (“Merger”) of the Company with a wholly-owned subsidiary of Brookfield Reinsurance Ltd., a Bermuda exempted company limited by shares (“Parent”). Brookfield Asset Management Ltd., a company incorporated under the laws of the Province of British Columbia (“BAM”), filed the Joint Proxy Statement/Prospectus with the Securities and Exchange Commission (the “SEC”) as part of a registration statement on Form F-4 (Registration No. 333-274315).

You should read carefully and in their entirety this Supplement and the Joint Proxy Statement/Prospectus and all accompanying annexes and exhibits. In particular, you should review and consider carefully the matters discussed under the heading “Risk Factors” of the Joint Proxy Statement/Prospectus.

The SEC and state securities regulators have not approved or disapproved these securities or determined if the Joint Proxy Statement/Prospectus or this Supplement is truthful or complete. Any representation to the contrary is a criminal offense.

This Supplement to the Joint Proxy Statement/Prospectus is dated October 30, 2023.

Supplement to the Joint Proxy Statement/Prospectus

All page references are to the Joint Proxy Statement/Prospectus and capitalized terms used below, unless otherwise defined, shall have the meanings ascribed to such terms in the Joint Proxy Statement/Prospectus. To the extent the following information differs from or conflicts with the information contained in the Joint Proxy Statement/Prospectus, the information set forth below shall be deemed to supersede the respective information in the Joint Proxy Statement/Prospectus.

The disclosure in the section entitled “Litigation Relating to the Merger” of the Joint Proxy Statement/Prospectus is replaced with the following:

On October 23, 2023, a lawsuit was filed by a purported shareholder against AEL and certain of its directors and officers in the Iowa District Court for Polk County, captioned City Of Hialeah Employees’ Retirement System v. American Equity Investment Life Holding Company, et al., Case No. 05771 CVCV066262 (the “Hialeah Action”). The plaintiff alleges that certain terms of the proposed Merger violate § 490.1110 of the IBCA and seeks equitable, injunctive and/or declaratory relief, including a temporary injunction prohibiting consummation of the proposed Merger. Among other things, the plaintiff alleges that the AEL Board did not approve the transactions through which Parent became an “interested shareholder” of AEL (which is defined under § 490.1110 of the IBCA as any person that is the “owner” (as defined in the statute) of ten percent or more of the outstanding voting stock of AEL and the affiliates and associates of such person), and that, pursuant to § 490.1110 of the IBCA, AEL therefore may not complete a business combination with Parent (such as the Merger) for a period of three years following the time that Parent first became an interested shareholder unless such business combination is approved by the holders of at least 66 2/3% of the outstanding AEL Common Stock not held by Parent or an affiliate or associate of Parent.

AEL believes the Hialeah Action is without merit and intends to defend the Hialeah Action vigorously. A hearing is scheduled in the Iowa Business Specialty Court for November 8, 2023 to consider plaintiff’s request for temporary injunctive relief.

If the majority of votes cast (in person or by proxy) by the Shareholders present and voting together as a single class at the Special Meeting are in favor of the Merger Proposal, the shareholder approval condition to closing under the Merger Agreement will be satisfied. If such majority approval includes votes cast in favor of the Merger Proposal by the holders of at least 66 2/3% of the outstanding shares of AEL Common Stock not held by Parent or an affiliate or associate of Parent, the statutory criteria as alleged in the Hialeah Action to be applicable to the Merger would be satisfied, and AEL believes that the assertions in the Hialeah Action would be rendered moot. If such majority approval does not include votes cast in favor of the Merger Proposal by the holders of at least 66 2/3% of the outstanding shares of AEL Common Stock not held by Parent or an affiliate or associate of Parent, the shareholder approval condition to closing under the Merger Agreement will still be satisfied, but if the Hialeah Action were to result in an injunction or other order preventing the completion of the Merger, the completion of the Merger would not occur until the Hialeah Action is resolved or such injunction or other order is otherwise no longer in effect.

If additional complaints or petitions similar to the Hialeah Action are filed, absent new or significantly different allegations, AEL will not necessarily disclose such additional filings. AEL is not aware of any other litigation related to the Merger Agreement, the Merger or the Transactions having been filed. As of the date of this Supplement, AEL has received several demand letters from attorneys representing purported Shareholders, alleging insufficiencies in the disclosures in the Proxy Statement, which allegations AEL believes are without merit. Additional lawsuits arising out of the Merger Agreement, the Merger and the Transactions may be filed in the future.

AEL and the AEL Board continue to believe that the Merger is in the best interests of AEL and all Shareholders. The AEL Board continues to recommend Shareholders vote “FOR” the Merger Proposal.

Forward-Looking Statements

Except for historical information, all other information in this Supplement consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, and related oral statements the Company or BAM may make, are subject to risks and uncertainties, many of which are beyond the Company’s or BAM’s control, that could cause actual results to differ materially from those projected, anticipated or implied. For example, (1) conditions to the closing of the proposed transaction may not be satisfied, (2) regulatory approvals required for the proposed transaction may not be obtained, or required regulatory approvals may delay the proposed transaction or result in the imposition of conditions that could have a material adverse effect on the Company or BAM or cause certain conditions to closing not to be satisfied, which could result in the termination of the Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Parent, Arches Merger Sub, Inc., an Iowa corporation and a wholly owned subsidiary of Parent, and solely for the limited purposes set forth in the Merger Agreement, BAM, (3) the timing of completion of the proposed transaction is uncertain, (4) the business of the Company may suffer as a result of uncertainty surrounding the proposed transaction, (5) events, changes or other circumstances could occur that could give rise to the termination of the Merger Agreement, (6) there are risks related to disruption of management’s attention from the ongoing business operations of the Company due to the proposed transaction, (7) the announcement or pendency of the proposed transaction could affect the relationships of the Company with its clients, operating results and business generally, including on the Company’s ability to retain employees, (8) the pendency or consummation of the proposed transaction may have negative effects on the market price of the Company’s common stock and/or the Company’s operating results, (9) the outcome of any legal proceedings initiated against the Company or BAM during the pendency of the proposed transaction could adversely affect the Company or BAM, including their ability to consummate the proposed transaction, (10) the risk and uncertainty related to securing the shareholder approval and satisfaction of other closing conditions to consummate the Merger, (11) the failure to realize the expected benefit of the Merger and significant transaction costs and/or unknown or inestimable liabilities, (12) the risk that the Company’s business will not be integrated successfully or that integration may be more difficult, time consuming or costly than expected and (13) the Company or BAM may be adversely affected by other economic, business, and/or competitive factors as well as management’s response to any of the aforementioned factors.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein or elsewhere, including the risk factors included in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, BAM’s Annual Report on Form 20-F and other documents of the Company or BAM on file with, or furnished to, the SEC. Any forward-looking statements made in this communication are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company or BAM will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or BAM or their business or operations. None of the Company or BAM undertake any obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by federal securities laws. All subsequent written or oral forward-looking statements attributable to the Company or BAM and/or any person acting on behalf of any of them are expressly qualified in their entirety by this paragraph. References to additional information about the Company and BAM have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this Supplement.

Additional Information about the Merger and Where to Find It

In connection with the proposed Merger, the Company has filed with the SEC a proxy statement on Schedule 14A that was combined with a registration statement filed by BAM on Form F-4 with respect to the class A limited voting shares of BAM to be issued as part of the proposed transaction (such combined proxy statement and Form F-4, the “joint proxy statement/prospectus”) and the Company, Parent or BAM may file or furnish other documents with the SEC and, in the case of Parent and BAM, with the applicable Canadian securities regulatory authorities, regarding the proposed transaction. INVESTORS IN AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR FURNISHED OR WILL BE FILED OR WILL BE FURNISHED WITH THE SEC OR APPLICABLE CANADIAN SECURITIES REGULATORY AUTHORITIES, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and shareholders may obtain free copies of the joint proxy statement/prospectus and other documents filed with, or furnished to, the SEC or the applicable Canadian securities regulatory authorities by Parent or BAM through the website maintained by the SEC or applicable Canadian securities regulatory authorities, as applicable, at www.sec.gov or www.sedarplus.com, respectively, or on Parent’s or BAM’s investor relations website, as applicable, at https://bnre.brookfield.com/reports-filings/regulatory-filings and https://bam.brookfield.com/reports-filings/regulatory-filings, respectively. Investors and shareholders may obtain free copies of the joint proxy statement/prospectus and other documents filed with, or furnished to, the SEC by the Company through the website maintained by the SEC at www.sec.gov, on the Company’s investor relations website at https://ir.american-equity.com/, or by contacting Steven Schwartz, head of the investor relations department of the Company: sschwartz@american-equity.com.

Participants in the Solicitation

The Company, Parent, BAM and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the proposed Merger. Information regarding the Company’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in the Company’s annual proxy statement filed with the SEC on April 28, 2023 and in other filings with the SEC. Information regarding Parent’s directors and executive officers is contained in Parent’s Form 20-F filed on March 31, 2023. Information regarding BAM’s directors and executive officers is contained in BAM’s Form 20-F filed on April 3, 2023. You may obtain free copies of these documents as described in the preceding paragraph filed with, or furnished to, the SEC. All such documents, when filed or furnished are available free of charge on the SEC’s website (www.sec.gov), on the Company, Parent or BAM’s respective investor relations webpages listed above, or, in the case of such documents filed or furnished with the SEC by the Company, by directing a request to the Company at the Investor Relations contact above.